                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

         |X|   Filed by the Registrant
         | |   Filed by a Party other than the Registrant
         Check the appropriate box:
         | |   Preliminary Proxy Statement

         | |   Confidential, for Use of the Commission Only (as permitted by
               Rule 14a-6(e)(2))
         |X|   Definitive Proxy Statement
         | |   Definitive Additional Materials
         | |   Soliciting Material Pursuant to ss. 240.14a-11(c) or ss.
               240.14a-12

                               Elecsys Corporation
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
|X|   No fee required.
| |   Fee computed on table below per Exchange Act Rules 14a-6(I)(4) and 0-11.

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| |   Check box if any part of the fee is offset as provided by Exchange Act
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previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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                               ELECSYS CORPORATION
                              846 N. MART-WAY COURT
                              OLATHE, KANSAS 66061

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD SEPTEMBER 13, 2007
                        AT THE COMPANY'S HEADQUARTERS AT
                   846 N. MART-WAY COURT, OLATHE, KANSAS 66061

     You are invited to attend the annual meeting of the stockholders of Elecsys
Corporation (the "Company"), which will be held at the Company's headquarters,
846 N. Mart-Way Court, Olathe, Kansas 66061 on Thursday, September 13, 2007,
commencing at 2:00 p.m. local time, to consider and act upon the following matter and such other business as may properly come before the meeting or any adjournment of the meeting:

     1.   The election of one (1) Class II Director to serve for a term of three years expiring in 2010.

     Holders of record of the outstanding common stock of the Company at the close of business on July 20, 2007 are entitled to vote at the meeting or any adjournment of the meeting.

                                       By Order of the Board of Directors,

                                       /s/ Todd A. Daniels

                                       Todd A. Daniels
                                       Secretary

Olathe, Kansas
August 15, 2007

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE DATE AND SIGN THE
ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOUR SHARES
CANNOT BE VOTED UNLESS YOU SIGN AND RETURN A PROXY OR VOTE BY BALLOT AT THE
MEETING.

                               ELECSYS CORPORATION
                              846 N. Mart-Way Court
                              Olathe, Kansas 66061

                                 PROXY STATEMENT

                               GENERAL INFORMATION

Solicitation and Revocability of Proxies

     The enclosed proxy is being solicited on behalf of the Board of Directors of Elecsys Corporation for use at the annual meeting of the stockholders to be held on September 13, 2007 at 2:00 p.m. local time, or at any adjournment thereof, at the Company's headquarters, 846 N. Mart-Way Court, Olathe, Kansas
66061. Any proxy given does not affect your right to vote in person at the annual meeting and you may revoke it at any time before it is exercised by notifying Todd A. Daniels, Secretary, by mail, telegram or facsimile, or by appearing at the annual meeting in person and casting a ballot. This proxy statement and the proxy were first mailed to stockholders on or about August 15,
2007.

     All expenses of solicitation will be borne by the Company. In addition to solicitations by mail, employees and directors of the Company may solicit proxies in person or by telephone. We do not expect to pay any compensation for the solicitation of proxies.

Voting Procedures

     Shares represented by a properly signed proxy received pursuant to this solicitation will be voted in accordance with instructions thereon. If the proxy is properly signed and returned and no instructions are given on the proxy with respect to the matters to be acted upon, the shares represented by the proxy will be voted at the annual meeting or any adjournment thereof for the election, as director of the Company, of the nominee named in this proxy. The nominee hereinafter named has indicated his willingness to serve if elected, and it is not anticipated that he will become unavailable for election. However, if the nominee should unexpectedly become unavailable for election for any reason, the shares represented by the proxy will be voted for such substituted nominee as the Board of Directors may name.

     The enclosed proxy confers discretionary authority to the proxy holders to vote on any other business that may properly come before the annual meeting or any adjournment thereof. The Board of Directors is not aware of any other business, other than the matter described in this proxy statement and except for matters incident to the conduct of the annual meeting, to be presented for action at the annual meeting and does not itself intend to present any such other business. However, if any such other business does come before the annual meeting or any adjournment thereof, shares represented by proxies properly signed and returned pursuant to this solicitation will be voted in the discretion of the proxy holder.

     The nominee for director receiving the greatest number of votes at the annual meeting will be elected as a director. Any shares not voted (whether by abstention, broker non-vote, or otherwise) will have no impact in the election of directors except to the extent the failure to vote for an individual results in another individual receiving a larger proportion of the total votes.

     Only holders of common stock of the Company of record as of the close of business on July 20, 2007, are entitled to vote at the annual meeting. At the close of business on that date, 3,284,937 shares of common stock were issued and outstanding. Holders of common stock are entitled to one vote per share held on the record date. Shares cannot be voted at the annual meeting unless the record owner is present in person or represented by proxy.

                               SECURITY OWNERSHIP

Stock Ownership of Principal Stockholders and Management

     The following table sets forth the beneficial ownership of shares of the
Company's common stock as of July 20, 2007 by (i) the stockholders known by the
Company to beneficially own more than 5% of the common stock, (ii) each director of the Company who beneficially owns any common stock, (iii) each executive officer named in the "Summary Compensation Table," and (iv) all directors and executive officers of the Company as a group. Unless otherwise indicated, the
Company believes that those stockholders listed below have sole voting and investment power with respect to the common stock indicated as beneficially owned by them.

                                                          Amount and
                                                          Nature of
                                                          Beneficial                 Percent
Name and Address of Beneficial Owner (1)                 Ownership (2)               of Class
-----------------------------------------------------------------------------------------------------
Robert D. Taylor                                            219,300 (3)                6.8%

Stan Gegen                                                  156,600                    4.8%

Karl Gemperli                                               489,992 (4)               15.1%

Michael D. Morgan                                           117,063 (5)                3.6%

Todd A. Daniels                                              76,625 (6)                2.4%

All directors and officers as a group (8 persons)         1,152,414 (7)               35.6%

(1) The address of all the named individuals is c/o Elecsys Corporation, 846 N.
Mart-Way Court, Olathe, Kansas 66061.

(2) Pursuant to the rules of the Securities and Exchange Commission ("SEC"), shares of common stock of the Company that an individual or a group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage of ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.
(3) Includes presently exercisable options to purchase 5,000 shares of common stock of the Company by Mr. Taylor.
(4) The total beneficial ownership of Mr. Gemperli is made up of the following:
(i) 369,992 shares of the Company's common stock directly beneficially owned,
(ii) 10,000 shares of the Company's common stock indirectly owned by Mr.
Gemperli's children, and (iii) presently exercisable options to purchase 110,000 shares of common stock of the Company.
(5) Includes presently exercisable options to purchase 44,334 shares of common stock of the Company by Mr. Morgan.
(6) Includes presently exercisable options to purchase 30,000 shares of common stock of the Company by Mr. Daniels.
(7) Includes presently exercisable options to purchase 222,669 shares of common stock of the Company held by executive officers and directors as a group.

Section 16(a) Beneficial Ownership Reporting Compliance

     To the Company's knowledge, based solely on review of copies of reports filed with the Securities and Exchange Commission and written representations that no other reports were required during the fiscal year ending April 30,
2007, all Section 16(a) filing requirements applicable to the officers, directors and beneficial owners of more than 10 percent of the Company's equity securities were complied with on a timely basis.

                              ELECTION OF DIRECTOR

     The Board of Directors of the Company is divided into three classes, with the term of office of each class ending in successive years. The term of the
Class II director expires with this annual meeting. The term of the Class III director will expire at the 2008 Annual Meeting of Stockholders and the term of the Class I director will expire at the 2009 Annual Meeting of Stockholders.

                              NOMINEE FOR DIRECTOR

The following information is given with respect to the nominee for election.

Class II - Term to Expire in 2010
Karl B. Gemperli, age 43, is the Company's President and Chief Executive Officer
and has been a member of the Board of Directors since September 2003. He has served as

President and Chief Executive Officer of DCI, Inc.; one of the Company's
operating subsidiaries, since February 2000. From March 1999 to January 2000,
Mr. Gemperli was an independent manufacturing systems consultant. Mr. Gemperli was also an employee of Goodrich Aerospace for more than eight years. Mr.
Gemperli has over 20 years of electronic manufacturing and management experience as well as a Bachelor's degree in Aeronautical Engineering from the
Massachusetts Institute of Technology and a Master's degree in Manufacturing
Engineering from Boston University. Mr. Gemperli is not independent as determined by the independence requirements of the American Stock Exchange.

The Board of Directors recommends that the stockholders vote FOR the election of
Mr. Gemperli.

               MEMBERS OF BOARD OF DIRECTORS CONTINUING IN OFFICE

The following information is given with respect to the Class III and Class I directors who will continue to serve as directors of the Company until the 2008 and 2009 Annual Meeting of Stockholders, respectively.

Class III - Term to Expire in 2008
Stan Gegen, age 56, was appointed to the Board of Directors on July 22, 2004 and was elected to his first three year term to serve on the Board in September
2005. Since 1998 Mr. Gegen has been President of Coordinated Systems & Supplies,
Inc., a printing and distribution company located in Wichita, Kansas. Mr. Gegen has over 30 years of financial and business leadership experience in manufacturing, banking, retail and investment companies. Mr. Gegen began his career as a Certified Public Accountant for Ernst & Young (formerly known as
Arthur Young & Co.) in Wichita, Kansas and has subsequently held financial leadership positions in both private and public companies. Mr. Gegen is currently the Chairman of the Audit Committee and serves on the Compensation
Committee. Mr. Gegen is independent as determined by the independence requirements of the American Stock Exchange.

Class I - Term to Expire in 2009
Robert D. Taylor, age 60, has served as a director of the Company since
September 1994 and is currently Chairman of the Board. Since November 2001, Mr.
Taylor has been President and Chief Executive Officer of Executive AirShare
Corporation. Executive AirShare Corporation charters, sells and operates fractional corporate jet and turboprop aircraft from its locations in Kansas
City, Missouri, Wichita, Kansas, Tulsa, Oklahoma, and Fort Worth, Texas. Mr.
Taylor serves as a director of Inergy GP, LLC, the managing general partner of
Inergy LP, a publicly traded limited partnership which operates a rapidly growing, geographically diverse retail and wholesale propane supply, marketing and distribution business and midstream pipeline and natural gas storage operations. He serves as a director of Blue Valley Bancorp of
Overland Park, Kansas. Mr. Taylor is a trustee of the University of Kansas
Endowment Fund, a member of the Advisory Board for the University of Kansas
School of Business and has been a CPA since 1971. Mr. Taylor serves on the
Company's Compensation and Audit Committees. Mr. Taylor is independent as determined by the independence requirements of the American Stock Exchange.

Committees and Director Meetings

     The Board of Directors has an Audit Committee and a Compensation Committee.
The entire Board of Directors acts as the Nominating Committee and each director participates in the consideration of director nominees. The Nominating Committee meets the independence requirements of the American Stock Exchange. The
Nominating Committee does not have a charter, but intends to adopt one during the next fiscal year.

     Stockholders wishing to submit the name of a candidate for the Board of
Directors should submit the recommendation, along with the candidate's biographical information, to the Secretary of the Company at 846 N. Mart-Way
Court, Olathe, Kansas, 66061. Other than this submission requirement, there are no differences in the manner in which the Nominating Committee evaluates a stockholder recommended director nominee. Potential nominees are identified by the Board of Directors based on the criteria, skills and qualifications that have been recognized by the Nominating Committee. Once a potential nominee for director has been identified, including those candidates submitted by stockholders, the Nominating Committee determines whether to conduct a full evaluation of the candidate. This determination is based primarily on the need for additional directors to fill vacancies or expand the size of the Board of
Directors. If it is determined that additional consideration is warranted, the
Nominating Committee will then evaluate the potential nominee against the qualifications and skills it believes are necessary for directors to possess, including:

          •    Independence in accordance with the American Stock Exchange standards (non-employee directors only);

          •    High personal and professional ethics, integrity, and mature judgment;

          •    Business experience that is useful to the Company and
               complementary to the background and experience of the other directors;

          •    A commitment to serve and the ability to devote the required amount of time to carry out the duties and responsibilities of a director; and

          •    Other relevant factors as the Nominating Committee may determine.

     An independent director on the Board of Directors nominated the nominee standing for election at the annual meeting. The nominee is already serving as a director of the Company.

     The Audit Committee's responsibilities include: (i) retaining and determining compensation for the public accounting firm to be engaged to audit the Company; and (ii) reviewing with the independent accountants the Company's quarterly results, the plan

for, and results of, the auditing engagement, and the Company's internal accounting controls. In July 2006, the Board of Directors ratified the previously adopted charter for the Audit Committee. The Audit Committee Charter is not available on the Company's website (www.elecsyscorp.com), but was filed as Annex A to the Company's 2006 Proxy Statement on Schedule 14A, which is available on the Company's website. Mr. Gegen and Mr. Taylor comprise the Audit
Committee and are independent (as defined in Section 121(A) of the listing standards of the American Stock Exchange). Mr. Gegen is the Chairman of the
Audit Committee. The Audit Committee held eleven meetings during fiscal year
2007. The Board has determined that both Mr. Gegen and Mr. Taylor qualify as audit committee financial experts.

     The Compensation Committee met three times during the last fiscal year and is comprised solely of independent directors, Mr. Taylor and Mr. Gegen. The
Compensation Committee does not have a charter, but intends to adopt one during the next fiscal year. Mr. Taylor serves as the Chairman of the Compensation
Committee. The Compensation Committee has been given the responsibility of setting and administering the policies governing the annual compensation of the
Company's executive officers, as well as the Company's benefit plans other than the Elecsys Corporation Stock Option Plan. The Compensation Committee may not
delegate this responsibility. The entire Board administers the Elecsys
Corporation Stock Option Plan.

     The Board of Directors held eight meetings during the fiscal year ended
April 30, 2007. Each director attended at least 75% of the total number of meetings of the Board of Directors and the total number of meetings held by all
Committees on which the director served.

     The Company encourages each member of the Board of Directors to attend the
Annual Meeting of Stockholders. All directors were in attendance at the 2006
Annual Meeting of Stockholders.

     Stockholders who wish to communicate with the Board of Directors or with a particular director may send a letter to Todd A. Daniels, the Secretary of the
Company, at 846 N. Mart-Way Court, Olathe, Kansas 66061. Any communication should clearly specify that it is intended to be made to the entire Board of
Directors or to one or more particular directors. The Secretary will forward the correspondence to the appropriate member or members of the Board of Directors, who may review the correspondence in their next meeting. Concerns relating to accounting, internal controls or auditing matters will be immediately brought to the attention of Stan Gegen, Chairman of the Audit Committee.

Report of the Audit Committee

     The Audit Committee has reviewed and discussed the audited financial statements with management and has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61,
Communication with Audit Committees. The Audit Committee has received the written disclosures and letter

required by Independence Standards Board Standard No. 1 from the independent auditor and has discussed with the auditor the auditor's independence. The Audit
Committee has considered whether the provision of the non-audit services rendered by the Company's principal accountant are compatible with maintaining the principal accountant's independence. Pursuant to its review, the Audit
Committee approved and authorized the Board of Directors to include the audited financial statements in the Company's Annual Report on Form 10-KSB for the last fiscal year for filing with the Securities and Exchange Commission.

                                       Stan Gegen, Chairman
                                       Robert D. Taylor
                                       Audit Committee of the Board of Directors

Independent Registered Public Accountants

     McGladrey & Pullen LLP has served as the Company's independent registered public accountants since October 2005. It is anticipated that a representative from McGladrey & Pullen LLP will be present at the annual meeting. If a representative from McGladrey & Pullen LLP is in attendance at the annual meeting it is anticipated that they will be available to respond to appropriate questions and, if they desire, to make a statement.

     As of the date of this proxy statement, the Audit Committee of the Company has not met to discuss the engagement of independent accountants for the purposes of auditing the financial statements of the Company for the fiscal year ending April 30, 2008.

     The following table sets forth the aggregate fees billed to the Company for fiscal years ended April 30, 2007 and 2006 by the Company's principal accounting firm.

                                                      Years Ended April 30,
                                                     2007              2006
                                                -------------     -------------
          Audit fees (1)                             $90,400           $86,496
          Audit-related fees (2)                          --             1,383
                                                -------------     -------------
          Total audit and audit-related fees          90,400            87,879
          Tax fees (3)                                18,500            12,000
          All other fees (4)                              --                --
                                                -------------     -------------
          Total                                     $108,900           $99,879
                                                =============     =============

(1) Audit Fees. The aggregate fees billed for professional services rendered for the audit of the annual financial statements for the years ended April 30, 2007 and 2006 and for the reviews of the financial statements included in the quarterly reports on Form 10-QSB for those fiscal years.

(2) Audit Related Fees. The aggregate fees billed for audit-related services for the years ended April 30, 2007 and 2006. Audit related services include fees for consents, comfort letters, and other related services

(3) Tax Fees. The aggregate fees billed for tax return preparation and other tax planning and consultation rendered for the fiscal years ended April 30, 2007 and
2006.

(4) All Other Fees. Other fees billed for services rendered to the Company, other than the services described above under "Audit Fees", "Audit Related
Fees", and "Tax Fees," for the fiscal years ended April 30, 2007 and 2006.

     The Audit Committee has considered whether the provision of these services is compatible with maintaining the accountant's independence. The Audit
Committee pre-approves all non-audit services as presented and prior to any work being performed.

Compensation Non-Employee Directors

     Each director, who is not a salaried employee of the Company or otherwise compensated by the Company pursuant to any management contract, is paid an annual retainer of $9,000 plus a fee of $250 for each regular, special and committee meeting attended. Additionally, each non-employee director is reimbursed for out-of-pocket expenses incurred in connection with attendance for each regular, special and committee meeting attended. An additional annual retainer of $3,000 is paid to the Audit Committee Chairman and an additional annual retainer of $9,000 is paid to the Chairman of the Board. The Chairman is also eligible to participate in the Company's health, dental and life insurance plans with terms of coverage, contribution and deductibles that are equivalent to those for the Chief Executive Officer of the Company. A summary of the compensation paid to the non-employee directors is shown in the following table.

                      Fees Earned or
Name                 Paid in Cash ($)         Option Awards         Total ($)
--------------------------------------------------------------------------------
Robert D. Taylor          $22,500                   -                $22,500
Stan Gegen                $16,500                   -                $16,500

                      COMPENSATION DISCUSSION AND ANALYSIS

     The Compensation Committee of the independent Board of Directors is responsible for the oversight to the Company's compensation polices and programs, including developing compensation and benefit plans and specifically addressing the compensation of the executive officers. The Compensation
Committee views compensation as a key factor in the Company's ability to execute its subsidiaries' corporate strategies.

     The Company's subsidiaries each have corporate strategies whose main focus is to utilize their specialized capabilities to build long-term customer relationships, create value-added solutions and deliver exceptional financial performance.

     In order to achieve these strategic objectives the Company must attract and recruit the best possible talent and continue to develop and motivate its employees to meet its common goals.

     The compensation philosophy is performance-based and its pay structure, benefits and incentive programs are intended to attract talented individuals as well as motivate and retain employees to achieve the goals and add shareholder value. The compensation components are:

              •       Base pay
              •       Annual incentive compensation
              •       Equity compensation in the form of stock options; and
              •       Executive life insurance

Elements of our Compensation Program

Base Pay

     The Company views base pay as compensation for the competencies that each employee brings to his or her respective area of responsibility in order to meet his or her job requirements.

     When possible, market data and benchmarking are used to establish base pay for management employees. The Compensation Committee reviews all officers' base pay utilizing industry-related comparisons, and performance assessments by position. An effort is made by the Compensation Committee to set base pay at the corresponding market averages; however, each compensation decision can be impacted by additional criteria such as experience and performance against requirements.

     The goal is to review every employee annually and, if appropriate, the employee could receive a merit pay increase consistent with his or her individual performance measured against his or her job requirements and relevant market data.

     In addition, base pay and rate adjustments may be made as a result of our monitoring and surveying market rates to determine if an adjustment is required.
Base pay increases for the Chief Executive Officer, Chief Financial Officer and
other officers are reviewed and assessed annually by the Compensation Committee, usually at the end of the fiscal year.

Annual Incentive Compensation

     The Company views the annual incentive compensation plans as a means to tie the cash compensation of the executive officers and key members of the management team to performance objectives that, if achieved, will enhance the overall value of the Company. The incentive compensation plans for the officers and the overall incentive compensation plan are reviewed and approved by the
Compensation Committee.

     All executive officers are eligible to receive incentive compensation if the Company achieves a pre-tax profit goal. For 2007, the bonuses paid to Mr.
Gemperli and Mr. Daniels were based on the Company's consolidated pre-tax profit and were paid as a percentage of the amount achieved above the stated goal. Mr.
Morgan and Mr. Thomas, who are officers of DCI, Inc., a subsidiary of the
Company, were paid bonuses that were based on the pre-tax profit, excluding extraordinary income or loss, of DCI, Inc. Mr. Reed, President of NTG, Inc., a subsidiary of the Company, was eligible to receive a bonus based on a percentage of the pre-tax profit generated at NTG, Inc. The executives' percentages for potential bonus amounts ranged from 1.6% to 10.0% of the pre-tax profits of the respective consolidated company or its subsidiaries. If the Company and its subsidiaries pre-tax profits did not meet the minimum amounts set by the
Compensation Committee, there were no bonuses paid to the executives.

     The percentages of the pre-tax profits that the executives may receive are determined by the Compensation Committee and approved by the Board of Directors based on above average industry growth for profits and improvement in Company performance in other areas. The Compensation Committee believes the annual incentive compensation drives performance, and, by achieving the financial results, maintains a strong balance sheet and increases stockholder value.

Equity Compensation

     The Company believes that to effectively build long-term value in the
Company, the interest of the named executive officers must align with the interest of the Company's stockholders. The number of stock options reserved for grant is determined by the Compensation Committee with the objective of aligning employee incentives with the interests of the stockholders and avoiding significant dilution. Other than grants to the executive officers, individual stock option grants are recommended by management to the Compensation Committee and are based on individual potential, historical performance and impact on our financial results. During fiscal year 2007, a total of 85,000 options were granted to the Company's executives. For all of those options the exercise price was the closing price of the common shares on each respective grant date.

Executive Life Insurance

     During fiscal year 2006, the Company established a Succession Plan for each of the executive officers at Elecsys and DCI. The Executive Life Insurance Plan
(the "Plan") was created with the intent of assisting the Company with succession planning as well as to provide a benefit for the executives in the
Plan. The Company pays for a term life insurance policy for its officers in the amounts shown in the table below. Each of the policies, other than the policy for Mr. Gemperli, will pay the Company 50% of the life insurance upon death of the officer, with the remaining 50% to be paid to the executive's named beneficiaries. In the policy for Mr. Gemperli, 100% of the benefit will be paid to the Company upon his death. Should an officer terminate employment with the
Company, as in the case of Mr. Reinoehl who resigned from the Company effective

                                       10

January 16, 2007, the policy premium will no longer be paid for by Company and the Company will not receive any of the death benefit. Once this occurs, each officer has the opportunity to transfer the policy into his name.

                            Executive Life Insurance

                                      Amount of       Annual
                                        life          Policy
                                      insurance      Premium
          Name                           ($)           ($)
          --------------------------------------------------------
          Karl B. Gemperli             500,000         2,835

          Todd A. Daniels              500,000          850

          Michael D. Morgan            300,000          542

          Christopher G. Thomas        300,000          332

          A. Kyle Reinoehl             300,000          191

Compensation Recommendations

     The Company's management team, consisting of our Chief Executive Officer and Chief Financial Officer, evaluates market data and recommends compensation plans for our other officers to the Compensation Committee that are consistent with our stated compensation philosophy.

Executive Compensation

     The following table sets forth certain information regarding compensation paid or accrued for our last fiscal year to our Chief Executive Officer, Chief
Financial Officer and the three highest paid officers whose total compensation earned or accrued for fiscal year 2007 exceeded $100,000.

                                       11

                           Summary Compensation Table
                                                  Option    Non-Equity
                                                  Awards  Incentive Plan    All Other
                                         Salary     (1)    Compensation   Compensation (2)    Total
Name and Principal Position      Year     ($)       ($)        ($)              ($)            ($)
-----------------------------------------------------------------------------------------------------
Karl B. Gemperli                  2007    166,518   19,275       11,908            3,778     201,479
  President and Chief Executive
  Officer, Elecsys Corporation

Todd A. Daniels                   2007    107,769    9,638        7,939            3,648     128,994
  Vice President and Chief
  Financial Officer, Elecsys
  Corporation

Michael D. Morgan                 2007    119,140    6,425       16,069            3,859     145,493
  Vice President-Operations,
  DCI, Inc.

Michael J. Reed                   2007  106,211(3)  13,686           --            2,733     122,630
  President, NTG, Inc.

A. Kyle Reinoehl (4)              2007  115,487(5)      --           --            3,518     119,005
     Vice President-Sales,
     DCI, Inc.

(1) The amounts reflect the amount recognized for financial statement reporting purposes for the fiscal year ended April 30, 2007 in accordance with SFAS 123R of stock option awards and represents amounts from options granted in fiscal years 2006 and 2007.
(2) Consists of Company matching contributions made on behalf of the Named
Executive Officers under the Company's 401(k) Savings Plan as well as premiums for executive life insurance policies. Company matching contributions under the
Company's 401(k) Savings Plan were made in the following amounts: $3,778 for Mr.
Gemperli, $3,223 for Mr. Daniels, $3,588 for Mr. Morgan, $2,733 for Mr. Reed,
and $3,422 for Mr. Reinoehl. The amount of premiums paid for the executive life insurance policies were the following: $2,835 for Mr. Gemperli, $850 for Mr.
Daniels, $542 for Mr. Morgan and $191 for Mr. Reinoehl. There is currently no life insurance policy in place under this Plan for Mr. Reed. Of those amounts, none of the premium paid on behalf of Mr. Gemperli was included because 100% of the benefit of the policy on Mr. Gemperli's life is payable to the Company.
One-half of the amount of the premium paid on behalf of the other executive officers was included because 50% of the benefit of the policy on each other executive's life is payable to the executive's named beneficiaries.
(3) Includes commissions of $11,557.
(4) Mr. Reinoehl resigned as Vice President - Sales for DCI, Inc. effective
January 16, 2007.
(5) Includes commission of $13,073.

                                       12

                  Outstanding Equity Awards at Fiscal Year-End
                            Number of      Number of
                           Securities     Securities
                           Underlying     Underlying       Option
                           Unexercised    Unexercised     Exercise        Option
                           Options (#)    Options (#)       Price       Expiration
Name                       Exercisable   Unexercisable       ($)           Date
--------------------------------------------------------------------------------------
Karl B. Gemperli           50,000 (1)                       2.25         02/01/10
                           35,000 (2)                       0.81         04/25/12
                           15,000 (3)                       1.25         12/02/12
                                          30,000 (4)        3.66         05/18/16

Todd A. Daniels            15,000 (2)                       0.81         04/25/12
                           10,000 (3)                       1.25         12/02/12
                                          15,000 (4)        3.66         05/18/16

Michael J. Reed             3,334 (5)      6,666 (5)        3.99         01/09/16
                                          10,000 (4)        3.66         05/18/16

Michael D. Morgan           1,000 (6)                       2.13         05/25/10
                           29,000 (2)                       0.81         04/25/12
                           11,000 (3)                       1.25         12/02/12
                                          10,000 (4)        3.66         05/18/16

(1)  Stock option granted on 2/1/2000 vested and became exercisable in 20%
     increments on the first five anniversary dates of the grant.
(2)  Stock options granted on 4/25/2002 vested and became exercisable in one-third increments on the first three anniversary dates of the grant.
(3)  Stock options granted on 12/2/2002 vested and became exercisable in one-third increments on the first three anniversary dates of the grant.
(4)  Stock options granted on 5/18/2006 vest and become exercisable in one-third increments on the first three anniversary dates of the grant.
(5)  Stock options granted on 1/9/2006 vest and become exercisable in one-third increments on the first three anniversary dates of the grant.
(6)  Stock options granted on 5/25/2000 vested and became exercisable in one-third increments on the first three anniversary dates of the grant.

                               EXECUTIVE OFFICERS

     The Company currently has two executive officers, Karl B. Gemperli,
President and Chief Executive Officer, and Todd A. Daniels, Vice President and
Chief Financial Officer. Mr. Gemperli and Mr. Daniels also serve as officers of
DCI, Inc., one of the wholly-owned operating subsidiaries of the Company. The executive officers of the Company's subsidiaries and their biographical information are as follows:

                                       13

Name                       Age      Position
---------------------------------------------------------------------------------------
Karl B. Gemperli           43       President and Chief Executive Officer, Elecsys
                                    Corporation and President and Chief Executive
                                    Officer, DCI, Inc.
Todd A. Daniels            39       Vice President and Chief Financial Officer, Elecsys
                                    Corporation and Vice President - Finance,
                                    DCI, Inc.
Michael J. Reed            52       President, NTG, Inc.
Michael D. Morgan          53       Vice President - Operations, DCI,
Phillip A. Schoettlin      43       Vice President - Sales & Marketing, DCI, Inc.
Christopher G. Thomas      40       Vice President - Engineering, DCI, Inc.

Karl B. Gemperli has served as President of DCI, Inc. since February 2000 and was promoted to President and Chief Executive Officer of the Company in July
2003. He has been a member of the Board of Directors since September 2003. From
March 1999 to January 2000, Mr. Gemperli was a manufacturing information systems consultant. From March 1997 to March 1999, Mr. Gemperli served as Vice President of Manufacturing for the Company. Prior to joining the Company, Mr. Gemperli was an employee of Goodrich Aerospace for more than eight years. Mr. Gemperli has over 20 years of electronic manufacturing and management experience as well as a
Bachelor's degree in Aeronautical Engineering from the Massachusetts Institute of Technology and a Master's degree in Manufacturing Engineering from Boston
University.

Todd A. Daniels joined the Company in April 2002 as Vice President-Finance of
DCI, Inc. and was promoted to Vice President and Chief Financial Officer of
Elecsys Corporation in October 2002. Prior to joining the Company, from May 2001 to April 2002, Mr. Daniels was Manager of Corporate Forecasting and Reporting
for a publicly traded developer of technology-based products and services for the legal and fiduciary services industries. From April 1998 to May 2001, Mr.
Daniels held various accounting and financial management positions with
Honeywell International, Inc. Mr. Daniels has a Bachelor's degree in Accounting from the University of Kansas and is a Certified Public Accountant with over 15 years of public accounting and private industry accounting experience.

Michael J. Reed joined the Company in January 2006 as President of NTG, Inc.,
the Company's remote monitoring equipment and services subsidiary. From 2002 until 2006, Mr. Reed was Vice President of Marketing for Ideal Aerosmith, Inc.,
a provider of aerospace test equipment and engineering services. Mr. Reed was also Vice President and General Manager of Pentar Systems, Inc. before its acquisition by Ideal Aerosmith in 2002. Prior to that, Mr. Reed spent 20 years in various engineering, marketing and management roles at Goodrich Aerospace,
Kustom Electronics, and King Radio Corporation. Mr. Reed holds a Bachelor's degree in electrical engineering from the University of Texas at Arlington and a
Master's degree in Electrical Engineering from Stanford University.

                                       14

Michael D. Morgan joined the Company as Vice President-Manufacturing of DCI,
Inc. in March 2000 and was promoted to Vice President-Operations in January
2006. Prior to joining the Company, Mr. Morgan was an employee of Goodrich
Aerospace, Test Systems Division for more than eleven years, last serving as
Director of Manufacturing. Prior to that, Mr. Morgan was an employee of Kustom
Signals for over eight years. Mr. Morgan has over 25 years of electronic manufacturing experience.

Phillip A. Schoettlin joined the Company in February of 2007 as Vice President -
Sales & Marketing of DCI, Inc. Prior to joining the Company, from November 2004 to February 2007, Mr. Schoettlin was a regional Business Development Manager for
Suntron Corporation, a Phoenix, AZ based contract electronics manufacturer. From
November 2002 to November 2004, Mr. Schoettlin was Sales Manager for Progress
Instruments, a Kansas City based contract manufacturer. Mr. Schoettlin has both a Bachelors and a Masters degree from the University of Arkansas at Fayetteville and has nearly 15 years of sales and marketing experience.

Christopher G. Thomas joined the Company in February of 2001 as
Director-Engineering of DCI, Inc and was promoted to Vice President-Engineering of DCI, Inc. in August of 2004. Prior to joining the Company, Mr. Thomas was an employee of Goodrich Aerospace, Test Systems Division for more than ten years, last serving as Manager of ATE Systems. Mr. Thomas has over 15 years of electronic engineering and management experience as well as a Bachelor's degree in Electrical Engineering from the University of Kansas.

Stockholder Proposals for 2008 Annual Meeting

     Stockholder proposals to be considered for inclusion in the proxy statement and considered at the 2008 annual meeting of the Stockholders must be received by the Company no later than April 17, 2008. Any such proposals should be directed to the Secretary of the Company at 846 N. Mart-Way Court, Olathe,
Kansas, 66061.

     Proposals of stockholders not intended for inclusion in the Company's 2008 proxy statement must be received by the Company in writing no later than July 1,
2008 in order to preclude the Company's use of its discretionary proxy voting authority if the proposal is raised at the 2008 annual meeting.

Financial Statements

     The Annual Report to Stockholders of the Company for the fiscal year ended
April 30, 2007, is enclosed with this proxy statement. The financial statements of the Company are set forth in that Annual Report.

                                       15

Other Matters

     The Board of Directors is not aware of any matter that will be presented for action at the annual meeting other than the matters set forth herein. If other matters properly come before the meeting, it is intended that the holders of the proxies hereby solicited will vote thereon in accordance with their best judgment.

                                       By Order of the Board of Directors,

                                       /s/ Karl B. Gemperli

                                       Karl B. Gemperli
                                       President and Chief Executive Officer

                                       16